EXHIBIT 5

               [Letterhead of Skadden, Arps,
                Slate, Meagher & Flom LLP]



                              July 17, 1998


Cinergy Corp.
139 East Fourth Street
Cincinnati, Ohio  45202


               Re:  Cinergy Corp.
                    Registration on Form S-3

Ladies and Gentlemen:

            We have acted as special counsel to Cinergy Corp., a Delaware corporation (the "Company"), in connection with the sale by Apache Corporation (the "Selling Stockholder"), pursuant to the Registration Statement (as hereinafter defined), of up to 771,258 shares (the "Secondary Shares") of the Company's Common Stock, par value $.01 per share (the "Common Stock").

            This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Act").

            In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement on Form S-3, as filed with the Securities and Exchange Commission (the "Commission") on the date hereof under the Act relating to the registration of the Secondary Shares under the Act (such Registration Statement, being hereinafter referred to as the "Registration Statement"); (ii) a specimen certificate representing the Secondary Shares; (iii) the Certificate of Incorporation of the Company, as presently in effect; (iv) the By-Laws of the Company, as presently in effect; and (v) certain resolutions of the Board of Directors of the Company relating to the issuance and sale of the Secondary Shares and related matters. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

            In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signa-tures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents executed or to be executed by parties other than the Company, we have assumed that such parties had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

            Members of our firm are admitted to the bar in the State of Delaware, and we do not express any opinion as to the laws of any other jurisdiction.

            Based upon and subject to the foregoing, we are of the opinion that the issuance of the Secondary Shares has been duly authorized by the Company, and the Secondary Shares are validly issued, fully paid and nonassessable.

            We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

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            This opinion is furnished by us, as your special
counsel, in connection with the filing of the Registration Statement and, except as provided in the immediately preceding paragraph, is not to be used, circulated, quoted or otherwise referred to for any other purpose or relied upon by any other person without our prior written permission.

                    Very truly yours,


                    /s/ Skadden, Arps, Slate, Meagher & Flom LLP
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